EXHIBIT A

JOINT FILING AGREEMENT

The undersigned each agree that this joint Amendment No. 6 to Schedule 13D dated May 25, 2004 relating to the shares of common stock, $0.01 par value per share, of OMNI Energy Services Corp., to which this Agreement is attached as Exhibit A, shall be filed on behalf of the undersigned.

May 27, 2004	/s/ Gerald J. Daigle, Jr.
Date	Steven T. Stull By Gerald J. Daigle, Jr. with power of attorney

ADVANTAGE CAPITAL PARTNERS II
LIMITED PARTNERSHIP
By:	Advantage Capital Corporation,
General Partner

By:	/s/ Gerald J. Daigle, Jr.
Steven T. Stull, President By Gerald J. Daigle, Jr. with power of attorney

ADVANTAGE CAPITAL CORPORATION

By:	/s/ Gerald J. Daigle, Jr.
Steven T. Stull, President By Gerald J. Daigle, Jr. with power of attorney

ADVANTAGE CAPITAL PARTNERS III
LIMITED PARTNERSHIP
By:	Advantage Capital Management
Corporation, General Partner

By:	/s/ Gerald J. Daigle, Jr.
Steven T. Stull, President By Gerald J. Daigle, Jr. with power of attorney

ADVANTAGE CAPITAL
MANAGEMENT CORPORATION

By:	/s/ Gerald J. Daigle, Jr.
Steven T. Stull, President By Gerald J. Daigle, Jr. with power of attorney

ADVANTAGE CAPITAL PARTNERS VI
LIMITED PARTNERSHIP
By:	Advantage Capital NOLA VI,
L.L.C., General Partner

By:	/s/ Gerald J. Daigle, Jr.
Steven T. Stull, President By Gerald J. Daigle, Jr. with power of attorney

ADVANTAGE CAPITAL NOLA VI, L.L.C.

By:	/s/ Gerald J. Daigle, Jr.
Steven T. Stull, President By Gerald J. Daigle, Jr. with power of attorney

ADVANTAGE CAPITAL PARTNERS IX
LIMITED PARTNERSHIP
By:	Advantage Capital NOLA IX,
L.L.C., General Partner

By:	/s/ Gerald J. Daigle, Jr.
Steven T. Stull, President By Gerald J. Daigle, Jr. with power of attorney

ADVANTAGE CAPITAL NOLA IX, L.L.C.

By:	/s/ Gerald J. Daigle, Jr.
Steven T. Stull, President By Gerald J. Daigle, Jr. with power of attorney